UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2010

INDUSTRIAL SERVICES OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

Florida	000-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 32428, Louisville, Kentucky	40232
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (502) 366-3452

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders

            At the annual meeting of shareholders of Industrial Services of America, Inc. (the "Company") on June 10, 2010, shareholders: (1) elected each of the five Company nominees to serve a one year term on the Company's Board of Directors; (2) ratified the appointment of Mountjoy Chilton Medley LLP, as the Company's independent registered public accounting firm for the year ending December 31, 2010; (3) approved the reservation of 1,200,000 additional shares of common stock under the Company's long term incentive plan; and (4) approved the issuance of 300,000 shares of the Company's common stock for the purchase of certain intangible assets.  The results of the voting are shown below.  There were 1,376,350 broker non-votes for Proposal 1 and 1,394,926 broker non-votes for Proposals 3 and 4.

Proposal 1--Election of Board of Directors

Company Nominees	Votes For	Votes Withheld
Harry Kletter	1,358,039	17,405
Roman Epelbaum	1,357,041	18,403
Orson Oliver	1,356,241	19,203
Albert Cozzi	1,358,291	17,153
Brian Donaghy	1,356,859	18,585

Proposal 2--Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstain
2,691,233	20,582	58,555

Proposal 3--Reservation of Additional Shares of Common Stock for Long Term Incentive Plan

Votes For	Votes Against	Abstain
1,199,116	158,153	18,175

Proposal 4--Issuance of Shares of Common Stock for the Purchase of Certain Intangible Assets

Votes For	Votes Against	Abstain
1,208,493	148,026	18,925

Item 9.01        Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.                 Description

10.1                             Industrial Services of America, Inc. Long Term Incentive Plan (incorporated herein by reference to Annex A to the Company's Revised Proxy Statement on Schedule 14A, filed with the Commission on May 5, 2010).

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL SERVICES OF AMERICA, INC.

Date: June 15, 2010	By:	/s/ Alan S. Schroering
Alan S. Schroering
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                 Description

10.1                             Industrial Services of America, Inc. Long Term Incentive Plan (incorporated herein by reference to Annex A to the Company's Revised Proxy Statement on Schedule 14A, filed with the Commission on May 5, 2010).